UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

ECOMINAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-30839	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle Páez, Edificio La Guajirita,

Piso 17, Apartamento 17-6, Conjunto Residencial La Guajirita

Caracas, Miranda, Zona Postal 1060, Venezuela

(Address of principal executive offices)

(646) 506-3180

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On February 5, 2026, Ecominas Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Original Agreement”) with Francisco Antonio Sbert Mousko (the “Seller”), which the parties amended by a First Amendment dated July 24, 2026 (the “Amendment” and, together with the Original Agreement, the “APA”). As amended, the APA provided for the Company to acquire certain technology and intellectual-property assets and certain operational-use real-property and land-use interests (the “Purchased Assets”) in exchange for 700,000 shares of the Company’s Series A Preferred Stock (the “Consideration Shares”). The Original Agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form 10, and the Amendment was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A.

As previously disclosed, the transaction under the APA closed on July 24, 2026. At closing, the Company’s Board of Directors approved the issuance of the Consideration Shares, and the Company delivered a treasury order instructing its transfer agent to issue the Consideration Shares to the Seller. The Company’s prior reports described the Consideration Shares as issued; however, the transfer agent had not issued the Consideration Shares. Following closing, the Seller did not deliver the Purchased Assets to the Company.

On October 28, 2026, the Company delivered to the Seller written notice terminating and rescinding the APA, effective immediately, on the basis of the Seller’s breach and repudiation of the APA. As a result of the Seller’s breach and repudiation, the Company withdrew its treasury order and instructed its transfer agent not to issue the Consideration Shares, and, on October 28, 2026, the Company relinquished any interest in the Purchased Assets by way of letter to Seller. No Consideration Shares were issued, and none will be issued. The Company did not incur any early termination penalties in connection with the termination.

Item 8.01 Other Events.

On October 27, 2026, the Board of Directors of Ecominas Corp. (the “Company”) approved a proposed amendment to the Company's Articles of Incorporation to change its corporate name from “Ecominas Corp.” to “EcoCora Intelligence Corp.,” subject to the requisite shareholder approval.

The proposed name change has not yet become effective and remains subject to applicable corporate and regulatory requirements, including the filing of an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State and processing of the applicable corporate action by the Financial Industry Regulatory Authority (“FINRA”).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOMINAS CORP.

Date: October 28, 2026

By:	/s/ Franklin Marín Toro
Name:	Franklin Marín Toro
Title:	Chief Executive Officer

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